EXHIBIT 3.7

CERTIFICATE OF SECOND AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

COLONY RIH HOLDINGS, INC.

Pursuant to Section 242 of the General Corporation Law

THE UNDERSIGNED, being the duly appointed Executive Vice President of Colony RIH Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), for the purpose of amending the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) filed pursuant to Section 102 of the DGCL, hereby certifies, pursuant to Sections 242 and 103 of the DGCL, as follows:

FIRST: That the Amended and Restated Certificate of Incorporation was filed on April 2, 2001 with the Secretary of State of the State of Delaware and a Certificate of Amendment was filed on March 20, 2002 with the Secretary of State of the State of Delaware

SECOND: The amendment effected hereby was duly authorized by a majority of the stockholders entitled to vote thereon in accordance with the provisions of Section 242 of kit DGCL and shall be executed, acknowledged and filed in accordance with Section 103 of the DGCL.

THIRD: That the Certificate of Incorporation is hereby amended by deleting Section 4.1 of Article IV thereof in its entirety and inserting in lieu thereof the following:

“Section 4.1. Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is (a) 2,500,000 shares of Common Stock, consisting of 900,000 shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), and 1,600,000 shares of Class B Common Stock, par valve $.0l per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and (b) 50,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).”

IN WITNESS WHEREOF, I have made and signed this Certificate of Second Amendment this 30th day of July, 2004 and affirm the statement contained herein as true under penalties of perjury.

/s/ Nicholas L. Ribis
Name:	Nicholas L. Ribis
Title:	Executive Vice President